UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2006

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2006, the shareholders of Dollar General Corporation (the “Company”) approved certain amendments (the “Amendments”) to the Dollar General Corporation 1998 Stock Incentive Plan (the “Plan”).  The Amendments were proposed by the Company’s Board of Directors on March 17, 2006 and incorporated into an amended and restated version of the Plan, which became effective on May 31, 2006.

The Amendments increase from 500,000 to 1.5 million the amount of stock options and stock appreciation rights that can be granted under the Plan in a given year to a Company officer whose compensation might be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code (“Covered Persons”). The Amendments do not increase the existing 500,000 share limitation for restricted stock or restricted stock units that can be granted to any Covered Person in a given year.  These limitations are subject to adjustment for changes in the Company’s capital structure.

The Amendments also revised the qualifying performance criteria contained in the Plan in order for the Company to continue to deduct for U.S. federal income tax purposes certain performance-based compensation paid to the Company’s Covered Persons from time to time.  Prior to the adoption of the Amendments, the performance goals could be based on one or more of the following criteria:  (a) pre-tax income or after-tax income; (b) operating cash flow;  (c) operating profit; (d) return on equity, assets, capital or investment; (e) earnings or book value per share; (f) sales or revenues; (g) operating expenses; (h) common stock price appreciation; and (i) implementation, management or completion of critical projects or processes.

The Amendments broadened the performance criteria that may be used in connection with performance-based awards under the Plan, which now include:

• net earnings or net income (before or after taxes);	• working capital targets;
• earnings per share;	• economic value added;
• net sales or revenue growth;	• volume;
• gross or net operating profit;	• capital expenditures;
• gross or operating margins;	• market share;
• productivity ratios;	• costs;
• expense targets;	• regulatory ratings;
• margins;	• asset quality;
• operating efficiency;	• net worth;
• customer satisfaction;	• safety;
• cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);	• earnings before or after taxes, interest, depreciation, and/or amortization; and
• return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);	• share price (including, but not limited to, growth measures and total shareholder return).

The foregoing summary of the Amendments is qualified in its entirety by the full text of the Plan, as amended and restated effective as of May 31, 2006, that is attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 31, 2006, James L. Clayton retired from the Company’s Board of Directors in accordance with the Company’s mandatory retirement policy for members of the Board of Directors.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Dollar General Corporation 1998 Stock Incentive Plan (As Amended and Restated effective as of May 31, 2006).

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